Exhibit 99.1

December 13, 2011

LFBG – Update

To our Shareholders,

To provide the full context of an adequate shareholder update, I have included some of the Q&As previously written in a shareholder letter dated September 27, 2011 and updated the answers to respond to recent questions received from numerous investors regarding the reverse-split and declining share price.

Question 1:

Since last November, numerous times you indicated that you never intended to do a reverse-split. What changed?

Answer 1:

Unfortunately, reverse-splits in penny-stocks often result in a significant devaluation of a company’s market-cap. The only reason the Board of Directors made the decision was because our attorneys made it apparent that if we did not do a reverse-split, FINRA Rule 6434, established in June 2010, would create a situation whereby the liquidity of our stock could become severely impacted, and even result in the inability for investors to continue trading their shares. Already, based upon burdensome regulations, only two clearing houses continue to clear penny-stocks and the impact to our investors has resulted in many complaints over the past year. Failing to act would have been the same as acting to fail. The reverse-split was a pro-active step to protect liquidity and increase marketability of shares for all investors. Otherwise, I never would have agreed with the other members of our Board.

Question 2:

What is the status of the $10 million dollar financing?

Answer 2:

We will soon publish more information about this financing. It’s important to understand that since the company became public in February 2006, we have never filed a registration statement to raise capital. To date, we have raised 100% of our capital privately. Had the PCAOB not affected the compliance status of our financials on January 19, 2011, we would already have filed our first such registration statement and the new financing would already be in place based upon our first agreement executed in February 2011. The delay in financing has been 100% attributable to the closed-door deal between the PCAOB and our former auditor, which had literally nothing to do with any corporate action or report.

Question 3:

You announced the reverse-split on September 23, 2011. That’s nearly 3 months ago. What’s the hold-up? And what can you do about it?

Answer 3:

The hold-up is FINRA. In the past several years, FINRA has been expanded and, in my humble opinion, is overburdened. Here in chronological order is what we have attempted to do to effectuate the reverse-split.

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On 9/23/11, the company filed a preliminary information statement for the reverse-split. The purpose of a preliminary statement is to notify the public and provide the SEC 10 days by which to comment.

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On 10/4/11, after the SEC provided no comments, the company filed the definitive information statement.

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As of 10/4/11, the 10 day trading volume of LFBG was 124,296,107 shares with estimated dollar volume of $23,506 per day. (see table 1.1)

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Had the reverse-split taken effect as scheduled, the liquidity was solid despite a low price, and the share price was NOT at the firm bottom of $0.0001 yet.

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On 10/24/11, FINRA notified us that the corporate action had been escalated for further review pursuant to Rule 6490. I am aware of no legal requirement that FINRA must act by a certain date. In other words, the waiting periods from preliminary information statement, to definitive information statement, to effective date mean nothing. No corporate action can occur, despite the wishes of corporate shareholders, until and when FINRA determines it is acceptable, in its sole discretion, without any oversight or accountability to shareholders.

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On 10/24/11, I responded to FINRA’s notice explaining why it was vital to the company’s investors that no further delays occur.

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It is now nearly two months later and the company’s 10 day trading volume average has dropped off more than 90% as a direct result of regulatory delays.

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FINRA ignored the concerns of my letter dated 10/24/11 and did not act in an expeditious manner, despite the impact to shareholders.

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Until FINRA approves such corporate action, the company is prevented from a legal right to act on behalf of its shareholders in accordance with Nevada State Law.

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From what I have seen through the discussions our attorneys have had with FINRA directly, this organization’s authority to oversee corporate actions has nothing to do with the verification that the company has complied with applicable laws relating to the corporate action.

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It is my sincere hope that FINRA will respond positively by recognizing how its failure to respond to my request on 10/24/11 has now jeopardized millions of dollars invested by shareholders. And despite FINRA’s burdensome schedule, I am respectfully requesting that FINRA consider prompt approval of our corporate action before the holidays.

Table 1.1

Date	Closing Price per Share	Volume	Left Behind Games Inc. (OTCQB: LFBG) Description	10-day Volume Average	Est 10-day Dollar Trading Average	Est Daily $
9/12/2011	$ 0.0004	23,860,757				$ 9,544
9/13/2011	$ 0.0004	117,450,444				$ 46,980
9/14/2011	$ 0.0004	101,512,885				$ 40,605
9/15/2011	$ 0.0004	51,022,088				$ 20,409
9/16/2011	$ 0.0004	94,214,198				$ 37,686
9/19/2011	$ 0.0004	71,420,500				$ 28,568
9/20/2011	$ 0.0003	43,716,131				$ 13,115
9/21/2011	$ 0.0003	49,818,717				$ 14,946
9/22/2011	$ 0.0003	30,331,100				$ 9,099
9/23/2011	$ 0.0002	192,846,250	Company filed Preliminary Information Statement	77,619,307	$ 25,952	$ 38,569
9/26/2011	$ 0.0002	511,412,703				$ 102,283
9/27/2011	$ 0.0001	151,215,661				$ 15,122
9/28/2011	$ 0.0002	67,646,850				$ 13,529
9/29/2011	$ 0.0002	34,052,534				$ 6,811
9/30/2011	$ 0.0001	64,236,100				$ 6,424
10/3/2011	$ 0.0002	56,194,500				$ 11,239
10/4/2011	$ 0.0002	85,206,650	Company filed Definitive Information Statement	124,296,107	$ 23,506	$ 17,041
			REVERSE-SPLIT SHOULD'VE OCCURRED BY OCTOBER 24, 2011

Question 4:

Can you please provide any comments regarding the declining price per share?

Answer 4:

In the past 2 years, I have watched the value of the shares I own personally decline from more than $3 million to less than $35,000. No one understands more clearly how dilution and our declining share price have impacted investors. Currently, our company is trading at a market-cap value of about $1 million dollars. I am hopeful investors will recognize that our declining share price has more to do with penny-stock market dynamics and less to do with the true value of the company. As for liquidity, I am confident it will return shortly after FINRA acknowledges the company’s reverse-split.

Question 5:

What is the current status of the company and why do you have such confidence in the company’s future?

Answer 5:

When I hear questions like these I can’t help but feel it’s important to remind investors of my past accomplishments (www.troylyndon.com).  Do you think I have been successful at nearly everything in my professional life because I listen to naysayers or give up when the going gets tough? And I know with certainty that my team is more committed, more capable and deserves all the credit. I’ve surrounded myself with brilliant people. I’m not being arrogant. I’m being confident. I firmly believe in the future of faith-based video games and continue to fight intensely to grow this segment based upon a solid foundation of historical growth in faith-based media (i.e. radio, television, movies and music.) I believe it’s simply not fair that children and adults alike don’t have a choice to enjoy faith-based interactive entertainment (video games). I also believe that once the company’s new financing is in place, the determination of our team matched handsomely with necessary capital will result in our ability to more effectively market our products.

In the past several weeks, we rolled out our largest new product release in our history. As you will see, the quality of our products continues to improve. See more at www.inspiredmedia.com. We have worked hard to overcome numerous challenges faced in 2011. However, I am obligated to comment that until we are certain there will be no further regulatory delays, there is no assurance such delays will not further impact our ability to raise necessary capital, meet product deadlines or adequately market our products. We are hopeful that FINRA and SEC recognize how the PCAOB’s previous action resulted in delaying the company’s financing since January 19, 2011. And further, we are hopeful regulators will help us by approving our corporate action (reverse-split) and work with our attorneys regarding our recently filed S-1 registration statement to move forward on an agreement for $10 million in financing, an agreement originally signed in February 2011. Without further regulatory delays or interference, we believe the company’s future has never looked brighter.

I sincerely look to the future with great anticipation.

Respectfully and with kindest regards,

Troy A. Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc.
(LB Games®, Inspired Media Entertainment, Cloud 9 Games® & MyPraize®)

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.